Exhibit 10.2

SOURCE INTERLINK COMPANIES, INC.

2007 OMNIBUS LONG-TERM COMPENSATION PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

Pursuant to the 2007 Omnibus Long-Term Compensation Plan (the “Plan”) of Source Interlink Companies, Inc., a Delaware corporation (the “Company”), the Company grants to                                        (the “Optionee”) the right and the option (the “Option”) to purchase all or any part of          shares of the Company’s Common Stock at a purchase price of $             per share, subject to the terms and conditions of this agreement between the Company and the Optionee (this “Agreement”) and the Plan.  By accepting this Option grant, the Optionee agrees to all of the terms and conditions of the Option grant.  The terms and conditions of the Option grant set forth in attached Exhibit A are incorporated into and made a part of this Agreement.  All capitalized terms not defined in this Agreement shall have the definition ascribed to such terms in the Plan.

1.             Grant Date; Expiration Date.  The Grant Date for this Option is                   .  The Option shall continue in effect until                    (the “Expiration Date”) unless earlier terminated as provided in Section 1 of Exhibit A.  The Option shall not be exercisable on or after the Expiration Date.

2.             Vesting of Option. The Vesting Reference Date of this Option is                   .  Until it expires or is terminated as provided in Section 1 of Exhibit A, the Option may be exercised from time to time to purchase whole shares as to which it has become exercisable.  The Option shall become exercisable for one-third of the shares on each of the first three anniversaries of the Vesting Reference Date, so that the Option will be fully exercisable on the third anniversary of the Vesting Reference Date.

3.             Non-Statutory Stock Option.  The Company hereby designates the Option to be a non-statutory stock option, rather than an Incentive Stock Option as defined in Section 422 of the United States Internal Revenue Code of 1986, as amended.

Source Interlink Companies, Inc.

By:
Name:
Title:

EXHIBIT A

1.                                      Termination of Employment or Service.

1.1           Termination Generally.  If the Optionee’s employment or service with the Company terminates for any reason, voluntarily or involuntarily, other than because of the Optionee’s Disability, death or Retirement (the consequences of termination for which reasons are described in Sections 1.2, 1.3 and 1.4, respectively), the Option may be exercised at any time before the Expiration Date or the expiration of 30 days after the date of termination, whichever is the shorter period, but only if and to the extent the Optionee was entitled to exercise the Option at the date of termination.

1.2           Termination Because of Disability.  If the Optionee’s employment or service with the Company terminates because of Disability, the Option shall immediately become exercisable in full and may be exercised at any time before the Expiration Date or before the date that is one year after the date of termination, whichever is the shorter period.

1.3           Termination Because of Death.  If the Optionee dies while employed by or in the service of the Company, the Option shall immediately become exercisable in full and may be exercised at any time before the Expiration Date or before the date that is one year after the date of death, whichever is the shorter period, but only by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

1.4           Termination Because of Retirement.  If the Optionee’s employment or service with the Company terminates because of the Optionee’s Retirement, the Option may be exercised at any time before the Expiration Date or before the expiration of three months after the date of termination, whichever is the shorter period, but only to the extent specified in this Section 1.4.

1.5           Absence on Leave.  Absence on leave or on account of illness or Disability under rules established by the committee of the Board of Directors of the Company appointed to administer the Plan (the “Committee”) shall not be deemed an interruption of employment or service.

1.6           Failure to Exercise Option.  To the extent that following termination of employment or service, the Option is not exercised within the applicable periods described above, all further rights to purchase shares pursuant to the Option shall cease and terminate.

2.                                      Method of Exercise of Option.  The Option may be exercised only by notice in writing from the Optionee to the Company of the Optionee’s binding commitment to purchase shares, specifying the number of shares the Optionee desires to purchase under the Option and the date on which the Optionee agrees to complete the transaction and, if required to comply with the Securities Act of 1933, as amended, containing a representation that it is the Optionee’s intention to acquire the shares for investment and not with a view to distribution.  On or before the date specified for completion of the purchase, the Optionee must pay the Company the full purchase price of those shares in cash or by check. Unless the Committee determines otherwise, no shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding.  The Optionee shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements.  If additional withholding is or becomes required (as a result of exercise of the Option or as a result of disposition of shares acquired pursuant to exercise of the Option) beyond any amount deposited before delivery of the certificates, the Optionee shall pay such amount to the Company, in cash or by check, on demand.  If the Optionee fails to pay the amount demanded, the Company or any parent or subsidiary corporation of the Company (an “Employer”) may withhold that amount from other amounts payable to the Optionee, including salary, subject to applicable law.

3.             Nontransferability.  The Option is nonassignable and nontransferable by the Optionee, either voluntarily or by operation of law, except as provided below and except by will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death, and during the Optionee’s lifetime, the Option is exercisable only by the Optionee.  The Option shall also be transferable pursuant to a qualified domestic relations order as defined under the Internal Revenue Code of 1986 or Title I of the Employee Retirement Income Security Act.  Following any permitted transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer, provided that, except for purposes of Section 1, the term “Optionee” shall be deemed to refer to the transferee.  All references in Section 1 to employment or service, termination of employment or service and Disability, death and Retirement shall continue to be applied with respect to the original Optionee.  Following any termination of employment or service or Disability, death or Retirement of the original Optionee as described in Section 1, the Option shall be exercisable by the transferee only to the extent and for the periods specified.

4.             Conditions on Obligations.  The Company shall not be obligated to issue shares of Common Stock upon exercise of the Option if the Company is advised by its legal counsel that such issuance would violate applicable state or federal laws, including securities laws.  The Company will use its best efforts to take steps required by state or federal law or applicable regulations in connection with issuance of shares upon exercise of the Option.

5.             No Right to Employment or Service.  Nothing in the Plan or this Agreement shall (a) confer upon the Optionee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the Optionee’s employment at will at any time, for any reason, with or without cause, or to decrease the Optionee’s compensation or benefits, or (b) confer upon the Optionee any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.  The determination of whether to grant any option under the Plan is made by the Company in its sole discretion. The grant of the Option shall not confer upon the Optionee any right to receive any additional option or other award under the Plan or otherwise.

6.             Successors of Company.  This Agreement shall be binding upon and shall inure to the benefit of any successor of the Company, but, except as provided herein, the Option may not be assigned or otherwise transferred by the Optionee.

7.             Rights as a Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock until the date the Optionee becomes the holder of record of those shares.  No adjustment shall be made for dividends or other rights for which the record date occurs before the date the Optionee becomes the holder of record.

8.             Amendments.  The Company may at any time amend this Agreement to extend the expiration periods provided in Section 1 or to increase the portion of the Option that is exercisable.  Otherwise, this Agreement may not be amended without the written consent of the Optionee and the Company.

9.             Committee Determinations.  The Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee or other administrator of the Plan as to the provisions of the Plan or this Agreement or any questions arising thereunder.

10.          Governing Law.  This Agreement shall be governed by the laws of the State of Delaware.

11.          Complete Agreement.  This Agreement and the Plan constitute the entire agreement between the Optionee and the Company, both oral and written concerning the matters addressed herein, and all prior agreements or representations concerning the matters addressed herein, whether written or oral, express or implied, are terminated and of no further effect.